UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 4, 2014

BUCKEYE OIL & GAS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	333-176729	80-0778461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8275 S. Eastern Ave., Suite 200, Las Vegas, NV
(Address of Principal Executive Offices)

89123
(Zip Code)

(702) 938-0491
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.

On April 4, 2014, Buckeye Oil & Gas, Inc.  (the “Corporation”), entered into an Asset Purchase agreement with Scenario A (the “Seller”), a Quebec Corporation, to purchase all assets relating to the product known as “Broken 7”, a craft beer locally brewed in Montreal, Quebec.  The Corporation is targeting the micro-brewing market, which the Corporation feels is on an upward trend in the beer industry.  The Corporation is in the process of finalizing a partnership to produce, distribute and represent Broken 7 to major retail outlets.  The Corporation will use social media, live events, and an ambassador program to market the Broken 7 brand.

The Corporation agrees that the purchase price for the Assets shall consist of Twenty-Five Thousand Dollars ($25,000), payable in two installments to the Seller as follows: (i) Twelve Thousand Five Hundred Dollars ($12,500) to be paid at Closing to a bank account designated by the Seller and (ii) Twelve Thousand Five Hundred Dollars ($12,500) to be paid 60 Business Days after the Closing Date of April 7, 2014.

The Corporation’s Chief Executive Officer, Stephane Pilon, also serves as the Seller’s President.  The Corporation’s Secretary and Director, Pol Brisset, also serves as the Seller’s Vice-President.  Mr. Pilon and Mr. Brisset are majority owners of the Seller.

Audited and pro forma financial statements may be filed by amendment within 71 calendar days of the Closing Date, April 7, 2014.

For all the terms and provisions of the Asset Purchase Agreement, reference is hereby made to such document annexed hereto as Exhibits 10.1.  All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibits.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits:

Exhibit No.          Description
10.1               Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April  8, 2014

BUCKEYE OIL & GAS, INC.

By:           /s/ Stephane Pilon
Name:            Stephane Pilon
Title:              Chief Executive Officer